Exhibit 10(d)

SUPPLEMENTAL PENSION PLAN

(409A NON-GRANDFATHERED COMPONENT)

For Officers and Managers

of

Union Pacific Corporation

and

Affiliates

(As amended and restated in its entirety

effective as of January 1, 1989, including all amendments

adopted through December 9, 2020)

i

ARTICLE ONE

Scope of Supplemental Plan and Definitions

1.1Introduction. This “Supplemental Plan (409A Non-Grandfathered Component),” amended through January 1, 2009, since amended and now further amended effective January 1, 2018, and as it may hereafter be amended from time to time, establishes the rights to specified benefits for certain officers and managers or highly compensated employees who retire or otherwise terminate their Employment on or after January 1, 2005. The rights of any such individual who retired or otherwise terminated Employment prior to January 1, 2005 shall be subject to the terms of the Supplemental Plan as in effect at the date of retirement or termination, except to the extent otherwise provided herein. This Supplemental Plan is intended to be a non-qualified supplemental retirement plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company, pursuant to sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and, as such, to be exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA.

1.2Applicability. The Supplemental Plan was bifurcated into two components, effective January 1, 2009. One such component, known as the “Supplemental Pension Plan (409A Grandfathered Component) for Officers and Managers of Union Pacific Corporation, effective January 1, 1989,” is applicable solely to those benefits that were both accrued and fully vested as of December 31, 2004 in accordance with the terms of the Supplemental Plan as in effect on December 31, 2004, which terms were not materially modified after October 3, 2004. With respect to all other amounts accrued under the Supplemental Plan, the rights of the Participant shall be governed by the terms of this Supplemental Plan (409A Non‑Grandfathered Component).

1.3Definitions. As used in this Supplemental Plan (409A Non‑Grandfathered Component), the following terms have the meanings set forth below, unless a different meaning is plainly required by the context:

(a)“Additional Disability Pay Benefit” means the benefit provided for in Section 2.4(b). The Additional Disability Pay Benefit is intended to constitute “disability pay” that is exempt from the requirements of Section 409A of the Code, as described in Section 1.409A‑1(a)(5) of the Treasury Regulations.

(b)“Administrator” shall have, on and after February 1, 2013, the same meaning as “Named Fiduciary-Plan Administration” as such term is defined in the Pension Plan for Salaried Employees of Union Pacific Corporation and Affiliates.  Prior to February 1, 2013, “Administrator” means the Senior Vice President-Human Resources of Union Pacific or, if there is no such Senior Vice President - Human Resources, such person or persons appointed by the Board of Directors of Union Pacific or, in the absence of any such appointment, Union Pacific, who shall administer this Supplemental Plan.

(c)“Change in Control” means a “Change in Control” as defined in the Union Pacific Corporation Key Employee Continuity Plan adopted November 16, 2000, as may be amended from time to time.

(d)“Company” means Union Pacific and any Affiliated Company which is included in the Supplemental Plan by written action of (i) its board of directors and (ii) either the

Board of Directors of Union Pacific or the Administrator acting on behalf of the Board of Directors of Union Pacific; provided, however, that if an Affiliated Company (other than an Affiliated Company that would remain such if the phrase “100 percent” were substituted for the phrase “at least 80 percent” in section 1563(a)(1) of the Code, which is then incorporated by reference in sections 414(b) and (c) of the Code) is included in the Supplemental Plan by virtue of action by the Administrator, unless the Board of Directors of Union Pacific ratifies such action not later than its first regularly scheduled meeting held subsequent to the taking of such action by the Administrator, such Affiliated Company shall cease to be so included as of the close of business on the last day of the month in which such meeting occurs and no employee of such Affiliated Company shall accrue a benefit under the Supplemental Plan.

(e)“Early Supplemental Pension Retirement Date” means the date of a Participant’s Separation from Service after he becomes vested in his Supplemental Plan (409A Non‑Grandfathered Component) benefit under Section 4.2, before his Normal Retirement Date, and after either attaining age 55 and completing 10 years of Vesting Service or attaining age 65, determined after taking into account (i) additional service credited under Section 1.3(s) and/or (ii) additional years of age, not exceeding five (5), as may be approved by the Chief Executive Officer of Union Pacific prior to the Participant’s Separation from Service or as may be credited to the Participant pursuant to Section 2.7, Section 2.8 or Section 2.10; provided, however that such date does not qualify as an Early Retirement Date under the terms of the Pension Plan. Notwithstanding the foregoing, any additional years of age awarded under this Section 1.3(e) shall affect only a Participant’s eligibility for an Early Supplemental Pension, and not the actual commencement date of such benefit.

(f)“Early Supplemental Pension” means the pension provided for in Section 2.2.

(g)“Effective Date” means January 1, 1989, the effective date of this document; provided, however, that when a provision of this Supplemental Plan (409A Non‑Grandfathered Component) states an effective date other than January 1, 1989, such stated special effective date shall apply as to that provision.

(h)“Final Average Compensation” means Final Average Compensation as determined under Article II of the Pension Plan as of the date of the Participant’s Separation from Service.

(i)“Incentive Compensation” means:

(i)incentive compensation awarded to a Participant under the Executive Incentive Plan of Union Pacific Corporation and Subsidiaries, as amended and restated as of April 15, 1988 and as it may thereafter be amended from time to time, and any successor thereto (the “Executive Incentive Plan”);

(ii)for 1999 and later years, incentive compensation foregone by a Participant for an award under the Executive Incentive Premium Exchange Program of Union Pacific Corporation and Subsidiaries;

(iii)such other incentive compensation as may be included in Incentive Compensation for a Participant at the discretion of the Board of Directors of Union Pacific; or

(iv)the amount of retention stock (or retention units) awarded to a Participant by the Compensation and Benefits Committee of the Company’s Board of Directors (or any successor thereto) in lieu of a cash award under the Executive Incentive Plan, but only to the extent that such incentive compensation or retention stock (or retention units) is not taken into account in computing the Participant’s Final Average Compensation for reasons other than: (A) the annual compensation limit under section 401(a)(17) of the Code, (B) the provisions of Alternative II-D set forth in Section 3.01(c) of the Pension Plan, (C) the eligibility freeze set forth in Section 3.02 of the Pension Plan, or (D) the Credited Service freeze set forth in Section 4.04 of the Pension Plan. Awards of Incentive Compensation shall be taken into account at the time such awards would have been paid but for the Participant’s election, to forego or defer payment under a plan of the Company or an Affiliated Company; provided, however, that for purposes of calculating a Participant’s benefit under this Supplemental Plan (409A Non‑Grandfathered Component) no more than the three highest awards of Incentive Compensation shall be counted in the Participant’s highest 36 consecutive months of Compensation determined as of the Participant’s Separation from Service taking all Incentive Compensation into account.

(j)“Normal Supplemental Pension” means the pension provided for in Section 2.1.

(k)“Participant” means any Employee of the Company on or after the Effective Date who is or once was a Covered Employee under the Pension Plan and:

(i)whose Total Credited Service under Section 1.3(s) includes years that are not taken into account as Credited Service under the Pension Plan (including years not taken into account due to application of the provisions of Alternative II-D set forth in Section 3.01(c) of the Pension Plan);

(ii)who has Incentive Compensation within the 120-calendar-month period immediately preceding:

(A)with respect to a Participant who is not an Active Participant under the Pension Plan after December 31, 2017,  the date prior to January 1, 2018 on which the Participant ceases to be a Covered Employee; and

(B)with respect to a Participant who is an Active Participant under the Pension Plan on or after January 1, 2018, the date on or after January 1, 2018 on which the Participant ceases to be an Active Participant under the Pension Plan, after taking into account Section 3.02(e)(1) or (2) (as may be applicable) of the Pension Plan;

(iii)whose Final Average Compensation is not fully recognized under the Pension Plan solely due to application of the annual compensation limit under section 401(a)(17) of the Code or the provisions of Alternative II-D set forth in Section 3.01(c) of the Pension Plan, as determined as of the date of the Participant’s Separation from Service;

(iv)whose benefit under the Pension Plan is reduced as a result of the limitation described in Section 5.02 of the Pension Plan; or

(v)who is credited with additional years of age as described in Section 1.3(e)(ii), and who has been designated by the Administrator as eligible to participate in the Supplemental Plan.

Notwithstanding anything in this Supplemental Plan to the contrary, no person who was not an Active Participant under the Pension Plan on December 31, 2017 shall be eligible to participate in the Supplemental Plan after December 31, 2017.  No person who was not an Active Participant under the Pension Plan on December 31, 2017 and who, subsequent to that date, first becomes, or returns to service as, a Covered Employee (whether by returning to Employment following a Separation from Service, transfer or otherwise, and without regard to whether he has commenced a previously accrued Supplemental Plan benefit) shall be eligible to participate in the Supplemental Plan for purposes of benefit accrual with respect to such service after December 31, 2017.

In the event of the death or incompetency of a Participant, the term shall mean the Participant’s personal representative or guardian for whatever amounts remain payable to the Participant under the terms of the Supplemental Plan.

(l)“Pension Plan” means the Pension Plan for Salaried Employees of Union Pacific Corporation and Affiliates, as amended from time to time.

(m)“Postponed Supplemental Pension” means the pension provided for in Section 2.3.

(n)“Rehired Supplemental Pension” means the pension provided for in Section 2.5.

(o)“Separation from Service” means the date as of which the Company and the Participant reasonably anticipate that no further services would be performed, or that the level of bona fide services the Participant would perform after such date would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed by the Participant over the immediately preceding thirty-six (36) month period. There shall be no Separation from Service during a Participant’s bona fide leave of absence so long as such leave does not exceed six (6) months or such longer period as the Participant may retain a right to reemployment with the Company under applicable statute or by contract. The term Separation from Service shall be interpreted in the same manner as a separation from service under Section 409A of the Code.

(p)“Supplemental Plan” means the Supplemental Pension Plan for Officers and Managers of Union Pacific Corporation and Affiliates, as amended and restated effective January 1, 1989, and as it may thereafter be amended from time to time. The Supplemental Plan is comprised of the following components, each of which is set forth in a separate document: (1) the Supplemental Pension Plan (409A Non-Grandfathered Component) for Officers and Managers of Union Pacific Corporation and Affiliates, and (2) the Supplemental Pension Plan (409A Grandfathered Component) for Officers and Managers of Union Pacific Corporation and Affiliates.

(q)“Surviving Spouse” means:

(i)where payments to the Participant have not begun under the Supplemental Plan at the time of the Participant’s death, the spouse who was legally married to the Participant continuously during the 12 months ending on the date of the Participant’s death;

(ii)where payments to the Participant have begun under the Supplemental Plan prior to the Participant’s death:

(A)    in the case of a Participant whose Supplemental Plan and Pension Plan benefit began on the same date or who is not vested in a Pension Plan benefit, the spouse who was legally married to the Participant on the date that his Supplemental Plan payments began;

(B)    in the case of a Participant whose Supplemental Plan benefits began on a date earlier than the date on which his Pension Plan benefits began, the spouse who was legally married to the Participant on the date his Pension Plan benefits began; or

(C)    in the case of a Participant whose Supplemental Plan benefits began but whose vested Pension Plan benefits had not started prior to this death, the spouse who was legally married to the Participant on the date of his death.

(r)“Surviving Spouse’s Pension” means the pension provided for in Section 2.6.

(s)“Total Credited Service” means:

(i)all years of Credited Service (and portions thereof) as set forth in the Article IV of the Pension Plan, which are credited with respect to the Participant under the Pension Plan (taking into account, as applicable, the Credited Service freeze set forth in Section 4.04 of the Pension Plan), other than Credited Service accruing during a Participant’s approved unpaid leave of absence (for the avoidance of doubt, for reasons other than Total Disability) that is after the Participant’s Separation from Service, plus Credited Service for years of Employment that are not taken into account under the Pension Plan solely due to application of the provisions of Alternative II-D set forth in Section 3.01(c) of the Pension Plan;

(ii)such additional years of training prior to the Participant’s Employment Commencement Date, as may have especially qualified the Participant for service with the Company, as determined by the Board of Directors, in its sole discretion;

(iii)such additional years of service, not exceeding five (5), as may be approved by the Chief Executive Officer of Union Pacific prior to the Participant’s termination of Employment; and

(iv)such additional years of service as may be credited to the Participant pursuant to Section 2.8 or Section 2.10.

(t)“Total Offset Service” means (i) all years of “offset service” (including portions thereof) as set forth in Article V of the Pension Plan, including years of offset service for years of Employment that are not taken into account under the Pension Plan solely due to application of the provisions of Alternative II-D set forth in Section 3.01(c) of the Pension Plan; and (ii) any additional years as credited in accordance with Section 1.3(s)(ii), (iii) or (iv).  For the avoidance of doubt, Total Offset Service includes Credited Service described in Section 5.01(b)(2) of the Pension Plan used to determine a Participant’s governmental offset under the Pension Plan.

(u)“Union Pacific” means Union Pacific Corporation, or any successor to that corporation.

(v)“Vesting Service” means (i) all years of Vesting Service (including portions thereof) as set forth in Article IV of the Pension Plan; and (ii) any additional years as credited in accordance with Section 1.3(s)(ii), (iii) or (iv).

(w)Except as otherwise expressly provided herein, all other capitalized terms shall have the respective meanings set forth in the definition provisions of Article II of the Pension Plan.

ARTICLE TWO

Amount and Payment of Pension

2.1Normal Supplemental Pension. Subject to the provisions of Articles Three, Five and Eleven, a Participant who has a Separation from Service at his or her Normal Retirement Age under the Pension Plan shall be entitled to receive a Normal Supplemental Pension (or a Rehire Supplemental Pension, as applicable), in the form of a single life annuity commencing on the Participant’s Normal Retirement Date, equal to the result of (a) minus (b) minus (c), where:

(a)is the annual Accrued Benefit payable at Normal Retirement Date computed on the basis of the formula provided in Section 5.01 of the Pension Plan as of the date of the Participant’s Separation from Service, determined without regard to the limitation described in Section 5.02 of the Pension Plan, and including under such formula any amounts of Final Average Compensation that were excluded from consideration for the Participant under the Pension Plan and all Incentive Compensation payable to the Participant within the 120-calendar-month period immediately preceding:

(i)    with respect to a Participant who is not an Active Participant under the Pension Plan after December 31, 2017, the date prior to January 1, 2018 on which the Participant ceases to be a Covered Employee; and

(ii)    with respect to a Participant who is an Active Participant under the Pension Plan on or after January 1, 2018, the date on or after January 1, 2018 on which the Participant ceases to be an Active Participant under the Pension Plan, after taking into account Section 3.02(e)(1) or (2) (as may be applicable) of the Pension Plan, and, in all cases, utilizing Total Credited Service up to 40 years in place of Credited Service under Article IV of the Pension Plan and Total Offset Service up to 40 years in place of “offset service” under Article V of the Pension Plan;

(b)is the annual nonforfeitable Accrued Benefit payable at Normal Retirement Date actually determined to be due under the terms of the Pension Plan as of the date of the Participant’s Separation from Service; and

(c)is the annual nonforfeitable Normal Supplemental Pension payable at Normal Retirement Date actually determined under the Supplemental Plan (409A Grandfathered Component).

For purposes of determining benefits under the Supplemental Plan (409A Non‑Grandfathered Component), any actuarial adjustments for a delay in the commencement of payment beyond the Normal Retirement Date or otherwise that apply under the Pension Plan in calculating the benefit described in (b), above, shall also apply to calculate the benefit described in (a), above.

2.2Early Supplemental Pension.

(a)Participant Retires on Early Retirement Date. Subject to the provisions of Articles Three, Five and Eleven, a Participant who has a Separation from Service on an Early Retirement Date under the Pension Plan shall receive an Early Supplemental Pension, in the form of a single life annuity commencing on the first day of the month following the later of the

Participant’s Separation from Service or the Participant’s attainment of age 55. The Early Supplemental Pension shall be computed in the same manner as the Normal Supplemental Pension, but with the amounts described in Section 2.1 adjusted for payment as of the early benefit start date in accordance with Section 6.03 of the Pension Plan (whether or not the Participant’s Pension Plan benefit or Supplemental Plan (409A Grandfathered Component) benefit starts on that date), taking into account any additional years of age described in Section 1.3(e)(ii) solely for purposes of adjusting both the gross and offset portions of the benefit in Section 2.1(a).  Additionally, if the Participant’s Normal Supplemental Pension, as defined in the Supplemental Plan (409A Grandfathered Component), is payable under Section 4.2 of such Plan, the Participant’s Early Supplemental Pension under the Supplemental Plan (409A Non-Grandfathered Component) shall be increased by the difference, if any, between (i) the amount of the benefit computed under the immediately preceding sentence attributable to the Participant’s Normal Supplemental Pension under the terms of the Supplemental Plan (409A Grandfathered Component) as described in Section 2.1(c) and (ii) such amount that would have been payable from the Supplemental Plan (409A Grandfathered Component) at the Participant’s early benefit start date under the Supplemental Plan (409A Non-Grandfathered Component) (whether or not the Participant’s Supplemental Plan (409A Grandfathered Component) benefit starts on that date).

(b)Participant Retires on Early Supplemental Pension Retirement Date. Subject to the provisions of Articles Three, Five and Eleven, a Participant who has a Separation from Service on an Early Supplemental Pension Retirement Date shall receive an Early Supplemental Pension, in the form of a single life annuity commencing on the first day of the month following the later of the Participant’s Separation from Service or the Participant’s attainment of age 55. The Early Supplemental Pension shall be computed in the same manner as described in Section 2.2(a), above, except that, for purposes of determining the Early Supplemental Pension as described in Section 2.2(a):

(i)    the amount described in Sections 2.1(a) and 2.1(c) shall be adjusted for payment as of the early benefit start date in accordance with Section 6.03 of the Pension Plan (whether or not the Participant’s Supplemental Plan (409A Grandfathered Component) benefit starts on that date), taking into account any additional years of age described in Section 1.3(e)(ii) solely for purposes of adjusting both the gross and offset portions of the benefit in Section 2.1(a); and

(ii)    the amount described in Section 2.1(b) shall be adjusted for payment as of the early benefit start date in accordance with Section 6.04 of the Pension Plan (whether or not the Participant’s Pension Plan benefit starts on that date); and

(iii)    if the Participant’s Normal Supplemental Pension, as defined in the Supplemental Plan (409A Grandfathered Component), is payable under Section 4.2 of such Plan, the Participant’s Early Supplemental Pension under the Supplemental Plan (409A Non-Grandfathered Component) shall be increased by the difference, if any, between (i) the amount of the benefit computed under Section 2.2(a) attributable to the Participant’s Normal Supplemental Pension under the terms of the Supplemental Plan (409A Grandfathered Component) as described in Section 2.1(c) and (ii) such amount that would have been payable from the Supplemental Plan (409A Grandfathered Component) at the Participant’s early benefit start date under the Supplemental Plan (409A Non-Grandfathered Component) (whether or not the Participant’s Supplemental Plan (409A Grandfathered Component) benefit starts that date).

2.3Postponed Supplemental Pension. Subject to the provisions of Articles Three, Five and Eleven, a Participant who has a Separation from Service after his Normal Retirement Age shall be entitled to a Postponed Supplemental Pension, in the form of a single life annuity commencing at the Postponed Retirement Date, which is equal to the Normal Supplemental Pension, computed in accordance with Section 2.1 based on his Total Credited Service, Total Offset Service, etc. as of the Participant’s Postponed Retirement Date (instead of his Normal Retirement Date).

2.4Disabled Participants.

(a)Disability Supplemental Retirement Benefit. In the event that a Participant becomes a Disabled Participant under the Pension Plan (and therefore is deemed to have had a Separation from Service under the Pension Plan), the Participant shall receive a Normal Supplemental Pension, Early Supplemental Pension, or Postponed Supplemental Pension, as determined under Section 2.1, 2.2, 2.3 or 4.2, as applicable, in the form of a single life annuity commencing on the first day of the month following the later of the Participant’s Disability Date under the Pension Plan or the Participant’s attainment of age 55; provided that such Disabled Participant has had a Separation from Service under the Supplemental Plan (409A Non‑Grandfathered Component). Such benefit shall be based on the Participant’s Supplemental Plan (409A Non‑Grandfathered Component) benefit accrued through his or her Disability Date.

(b)Additional Disability Pay. To the extent that a Disabled Participant accrues a benefit under this Supplemental Plan (409A Non‑Grandfathered Component) in excess of the amount described in Section 2.4(a) (due to the continued crediting of service and deemed Compensation for Disabled Participants), such additional benefit shall be paid at the same time and in the same form as the Participant’s Pension Plan benefit, as described in Section 6.05 of the Pension Plan. Such Additional Disability Pay Benefit may include, by way of example, any early retirement subsidy with respect to the Supplemental Plan benefit described in Section 2.4(a) that the Disabled Participant accrues after his or her Disability Date.

2.5Rehired Employees. The following provisions shall apply to any Participant who returns to Employment with the Company after having had a Separation from Service.

(a)Any Supplemental Pension determined under the terms of this Supplemental Plan (409A Non‑Grandfathered Component) that is attributable to a prior period of Employment shall continue to be paid to the Participant without regard to the Participant’s reemployment (even if the Participant’s Pension Plan benefit and Supplemental Plan (409A Grandfathered Component) benefit are suspended during such reemployment).

(b)A rehired Participant shall be entitled to a Rehire Supplemental Pension, as determined in the same manner as a Supplemental Pension under Sections 2.1, 2.2, 2.3, 2.4(a) or 4.2, as applicable, based on the Participant’s Final Average Compensation, Incentive Compensation, Total Credited Service and Total Offset Service during his or her aggregated periods of Employment, but offset further by the annual nonforfeitable Supplemental Pension actually determined under the Supplemental Plan (409A Non‑Grandfathered Component) as of the Participant’s prior Separation from Service. Notwithstanding the foregoing, a Participant shall not be entitled to accrue a benefit with respect to any period of Employment that follows a rehire occurring on or after January 1, 2018, unless the Participant’s Separation from Service was the result of the Participant becoming a Disabled Participant and the Participant returns to Employment as a Covered Employee at such time as the Employer may reasonably require after ceasing to suffer from a Total Disability.

(c)Subject to the last sentence of Section 2.5(b), in the event that the Participant is entitled to receive more than one Rehire Supplemental Pension under this Supplemental Plan (409A Non‑Grandfathered Component) (as a result of more than two Separations from Service), the provisions of Section 2.5(b) shall be applied as if all prior periods of the Participant’s Employment were aggregated into a single prior period of Employment.

(d)In the event that a Disabled Participant who is entitled to an Additional Disability Pay Benefit under Section 2.4(b) returns to Employment with the Company, the Rehire Supplemental Pension determined under Section 2.5(b) shall not take into account the Additional Disability Pay Benefit (except for purposes of vesting, eligibility for an early retirement subsidy, or the calculation of the 40 year limit in Section 2.1).

2.6Surviving Spouse’s Pension (Post-Retirement Automatic Survivor Annuity).

(a)The Surviving Spouse of a Participant who dies while receiving a Normal or Postponed Supplemental Pension or an Early Supplemental Pension determined under Section 2.2(a), relating to a Separation from Service on a date that qualifies as an Early Retirement Date under the terms of the Pension Plan, and, if applicable, an Additional Disability Pay Benefit, shall be entitled to a Surviving Spouse’s Pension equal to one-half of the single life annuity amount of the Normal, Early, or Postponed Supplemental Pension (including the Additional Disability Pay Benefit, if applicable) payable to such deceased Participant under the Supplemental Plan (409A Non‑Grandfathered Component). Additionally, if the Participant’s Normal Supplemental Pension, as defined in the Supplemental Plan (409A Grandfathered Component), is payable under Section 4.2 of such Plan, the Participant’s Surviving Spouse’s Pension shall be increased by an amount equal to one-half of the amount of the benefit computed under Section 2.1(c) adjusted for payment as of any early benefit start date in accordance with Section 6.04 of the Pension Plan (whether or not the Participant’s Supplemental Plan (409A Grandfathered Component) benefit starts on that date) and adjusted as of any postponed benefit start date according to any actuarial adjustments for a delay in the commencement of payment of the Participant’s benefit beyond the Normal Retirement Date or otherwise that apply to the calculation of such a delayed benefit payment (whether or not the Participant’s Supplemental Plan (409A Grandfathered Component) benefit starts on that date).  Such Surviving Spouse’s Pension shall be payable to such Spouse in equal monthly payments for life, commencing on the first day of the month immediately following the death of such Participant.

(b)The Surviving Spouse of a Participant who dies while receiving an Early Supplemental Pension determined under Section 2.2(b), relating to a Separation from Service on an Early Supplemental Pension Retirement Date (i.e., a date that does not qualify as an Early Retirement Date under the terms of the Pension Plan), and, if applicable, an Additional Disability Pay Benefit, shall be entitled to a Surviving Spouse’s Pension. The Surviving Spouse’s Pension shall be payable in equal monthly payments for the Surviving Spouse’s life, commencing on the first day of the month immediately following the Participant’s death, which shall equal one-half of the single life annuity amount calculated for the Participant under Section 2.2(b) (including the Additional Disability Pay Benefit, if applicable), as of the Participant’s early benefit start date under this Supplemental Plan (409A Non‑Grandfathered Component).  Additionally, if the Participant’s Normal Supplemental Pension, as defined in the Supplemental Plan (409A Grandfathered Component), is payable under Section 4.2 of such Plan, the Participant’s Surviving Spouse’s Pension shall be increased by an amount equal to one-half of the amount of the benefit computed under the Section 2.1(c) adjusted for payment as of any early benefit start date in accordance with Section 6.04 of the Pension Plan (whether or not the Participant’s Supplemental Plan (409A Grandfathered Component) benefit starts on that date).

(c)The Surviving Spouse’s Pension described in this Section 2.6 is payable in addition to any other death benefit that may be payable to the Surviving Spouse or other beneficiary of the Participant under the form of payment in which the Participant’s Supplemental Pension is paid pursuant to Article Three. However, in no event shall the Surviving Spouse who is entitled to the Surviving Spouse’s Pension, if also designated as the Participant’s beneficiary under a joint and survivor annuity payable under the Supplemental Plan, receive a total benefit from the Supplemental Plan that is more than 100% of the retirement income otherwise payable to the Participant under the Supplemental Plan.

2.7Change in Control. A Participant who is affected by a Change in Control shall have his eligibility for and amount of Supplemental Plan benefits determined pursuant to the terms of the Union Pacific Corporation Key Employee Continuity Plan adopted November 16, 2000, as may be amended from time to time.

2.8Additional Age and Service for Certain Participants.

(a)Participant Ike Evans shall be deemed to have attained an age two (2) years, six (6) months older than his actual age, up to a maximum age 65 and shall receive an additional two (2) years, six (6) months service (up to a maximum of 40 years of service), which service shall be treated as part of the Participant’s Total Credited Service in the way described in Section 1.3(s)(iii);

(b)Participant Stan McLaughlin shall be deemed to have attained an age two (2) years older than his actual age, up to a maximum age 65 and shall receive an additional two (2) years service (up to a maximum of 40 years of service), which service shall be treated as part of the Participant’s Total Credited Service in the way described in Section 1.3(s)(iii);

(c)Participant John Holm, shall be deemed to have attained an age two (2) years older than his actual age, up to a maximum age 65 and shall receive an additional two (2) years service (up to a maximum of 40 years of service), which service shall be treated as part of the Participant’s Total Credited Service in the way described in Section 1.3(s)(iii);

(d)Participant Jerry Everett shall be deemed to have attained an age two (2) years, three (3) months older than his actual age, up to a maximum age 65 and shall receive an additional two (2) years service (up to a maximum of 40 years of service), which service shall be treated as part of the Participant’s Total Credited Service in the way described in Section 1.3(s)(iii); and

(e)Participant Mike Ring shall be deemed to have attained an age three (3) years, six (6) months older than his actual age, up to a maximum age 65.

(f)The age and service credited as provided in Section 2.8(a)-(e) results in an additional deferral of compensation for purposes of the American Jobs Creation Act of 2004 (“AJCA”), and such additional deferral of compensation is subject to the terms of the AJCA.

2.9Six Month Delay for Specified Employees. Notwithstanding any provision of this Supplemental Plan (409A Non-Grandfathered Component) to the contrary, no payment shall be made to a “specified employee” (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code maintained by the Company and its Affiliated Companies) until the first day of the seventh month following such specified employee’s Separation from Service; provided, however, that in the event of the specified employee’s death before his payment commencement date, this provision shall not prevent payment of death benefits at the time(s) otherwise prescribed by this Supplemental Plan (409A Non-Grandfathered Component); and provided further that this Section 2.9 shall not apply to the Additional Disability Pay Benefit. Payments suspended during such six‑month period shall be accumulated and paid to the specified employee (without interest) in the seventh month following the specified employee’s Separation from Service.

2.102017 Benefit Enhancement.  Effective September 30, 2017, the benefit enhancements described in subsection (b) shall be provided to any Participant who is a Covered Employee under the Pension Plan who satisfies the requirements of subsection (a).  These enhancements shall be taken into account in determining the Participant’s Normal Supplemental Pension, Early Supplemental Pension or Postponed Supplemental Pension as described in Section 2.1, 2.2 or 2.3, respectively.

(a)The requirements of this subsection (a) are satisfied by a Covered Employee who:

(1)    is a Covered Employee under the Pension Plan on August 16, 2017;

(2)    had 2016 Compensation, as defined in Section 2.18(c) of the Pension Plan, in excess of $120,000;

(3)    is at least age 55 with at least 10 years of Vesting Service, as defined in Section 2.75 of the Pension Plan or has attained age 65, each determined as of September 30, 2017;

(4)    is eligible for and is selected by the Company to participate in the Union Pacific 2017 Workforce Reduction Program (“2017 WRP”) and has a Separation from Service with the Company on the date selected by the Company, which date shall not occur after September 30, 2017; and

(5)    executes all documents required by the terms of the 2017 WRP, including a waiver and general release of any and all employment-related rights or claims (other than claims for benefits under the Supplemental Pension Plan or Pension Plan) that the Participant may have against the Company, any Affiliated Company, the Supplemental Plan, the Pension Plan and their respective officers, agents and employees, in the form and manner prescribed by the Company, and does not revoke such waiver and general release within the time period prescribed by the Company.

(b)Each Covered Employee described in subsection (a) shall:

(1)    receive up to an additional 60 months in the aggregate, which shall be applied as follows:

(A)    First, to increase the Covered Employee’s deemed age, up to a maximum of age 65; and

(B)    Second, if any such months remain, to increase the Covered Employee’s years and months of service for purposes of calculating Total Credited Service and Total Offset Service, up to a maximum of 40 years of service; and

(2)    be treated as having been a Covered Employee for 60 full consecutive months for purposes of applying Section 4.02(c)(3) of the Pension Plan when calculating Total Credited Service and Total Offset Service under this Supplemental Pension Plan (409A Non-Grandfathered Component).

ARTICLE THREE
Manner of Payment

3.1Normal Form of Payment for Retirement. Except as provided in Sections 3.2 and 3.3, if a Participant has a Separation from Service on a Normal Retirement Date, an Early Retirement Date, an Early Supplemental Pension Retirement Date, or a Postponed Retirement Date under Section 2.1, 2.2 or 2.3, payment of the Supplemental Pension shall be made to a Participant on his or her benefit start date in the form of a single life annuity payable in equal monthly installments to the Participant for his or her lifetime.

3.2Optional Forms of Payment for Retirement. Notwithstanding Section 3.1, a Participant may elect to receive payment of the Supplemental Pension in one of the following forms in lieu of the applicable normal form set forth in Section 3.1.

(a)A single life annuity payable in equal monthly installments to the Participant for his lifetime;

(b)A single life annuity payable in equal monthly installments to the Participant for his lifetime, with 120 payments guaranteed. If a Participant dies before he or she has received 120 monthly payments, then any balance of guaranteed payments shall be paid in a single sum to the Participant’s Beneficiary within 90 days following the Participant’s death. A Participant’s designation of a Beneficiary to receive the balance of the guaranteed payments may be made or changed until the earlier of the Participant’ death or the expiration of the guaranteed period; or

(c)A joint and survivor annuity with any individual Beneficiary designated by the Participant, payable in equal monthly installments for the Participant’s lifetime and with 25%, 50%, 75% or 100%, as elected by the Participant, of the amount of such monthly installment payable after the death of the Participant to the designated Beneficiary of such Participant, if then living, for the life of such designated Beneficiary. A Participant’s designation of a Beneficiary under a joint and survivor annuity may not be changed on or after the benefit start date for the Supplemental Pension. If a Participant’s Beneficiary dies before the benefit start date for the Supplemental Pension, but after the Participant has elected a joint and survivor annuity, the election shall automatically be revoked and the Supplemental Pension shall be paid in the form set forth in Section 3.1. Notwithstanding the foregoing, the percentage payable to the Participant’s Beneficiary (unless the Beneficiary is the Participant’s spouse) after the Participant’s death may not exceed the applicable percentage from the table set forth in Appendix C of the Pension Plan.

The election described in this Section 3.2 must be made in writing, in the form prescribed by the Administrator, at least six (6) months before, and no later than the tax year of the Participant immediately preceding, the benefit start date for the Supplemental Pension. Any optional form of benefit described in this Section 3.2 shall be the actuarial equivalent of the normal form of benefit described in Section 3.1, disregarding the value of any subsidized survivor annuity benefit, and based on the applicable factors set forth in the Pension Plan used for purposes of determining actuarial equivalence of such optional form of benefit.

3.3Payments For Certain Retirements Under Section 2.2(b). If a Participant has a Separation from Service on an Early Supplemental Pension Retirement Date, and at such Separation from Service either is not vested in or is not eligible to start a pension under the Pension Plan, payment of his Supplemental Pension shall be made in the form of a single life annuity. The Participant is not eligible to elect payment of his Supplemental Pension in any other form.

3.4Special Payments.

(a)Michael A. Paras. The amount of the Supplemental Pension payable to Michael A. Paras under Article Two shall be paid on its scheduled payment date in the form of a single sum payment determined by converting the single life annuity into a single sum payment using (1) an interest rate that is equal to the adjusted first, second, and third segment rates applied under rules similar to the rules of Section 430(h)(2)(C) of the Code for the month before the date of distribution or such other time as the Secretary of the Treasury may prescribe, as described in Section 417(e)(3) of the Code and as published from time to time by the Secretary of the Treasury and (2) the mortality table referred to in Revenue Ruling 2007-67 (or such other mortality table as may subsequently be in effect) for Benefit Payment Dates occurring on or after January 1, 2009.

(b)Jeff M. Crandall. The amount of the Supplemental Pension payable to Jeff M. Crandall under Article Two shall be paid on its scheduled payment date in the form of a single sum payment determined by converting the joint and survivor annuity into a single sum payment using (1) an interest rate that is equal to the adjusted first, second, and third segment rates applied under rules similar to the rules of Section 430(h)(2)(C) of the Code for the month before the date of distribution or such other time as the Secretary of the Treasury may prescribe, as described in Section 417(e)(3) of the Code and as published from time to time by the Secretary of the Treasury and (2) the mortality table referred to in Revenue Ruling 2007-67 (or such other mortality table as may subsequently be in effect) for Benefit Payment Dates occurring on or after January 1, 2009; provided that Jeff M. Crandall is not entitled to receive any payment from a nonqualified deferred compensation plan required to be aggregated with the Supplemental Plan (409A Non-Grandfathered Component) under the regulations promulgated under Section 409A of the Code and the amount of the single sum payment does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code.

(c)Arnold R. Robinson. Notwithstanding Section 3.1, the benefit payable to Arnold R. Robinson under Article Two hereof shall be paid on its scheduled payment date in the form of a single sum payment, the amount of which shall be determined by converting the single life annuity (including for this purpose, the benefit described in Section 2.6(a)) into to a single sum payment by using the applicable interest rate and mortality assumptions of Section 2.05(c) of the Pension Plan and treating such scheduled payment date as the “Benefit Payment Date” for purposes of Section 2.05(c) of the Pension Plan; provided that Arnold R. Robinson is not entitled to receive any payment from another nonqualified deferred compensation plan required to be aggregated with the Supplemental Plan (409A Non-Grandfathered Component) under the regulations promulgated under Section 409A of the Code and the amount of the single sum payment does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code for the 2017 calendar year.

ARTICLE FOUR

Vesting

4.1Termination Prior to Vesting.

(a)Except as provided in Section 2.7, a Participant who has a Separation from Service before Early or Normal Retirement Date, and before completion of 5 years of actual Vesting Service under the Pension Plan (treating as actual service for this purpose, service described in Section 1.3(s)(ii) or credited under Section 2.7) shall not be entitled to any benefit under this Supplemental Plan (409A Non‑Grandfathered Component); provided, however, that the Chief Executive Officer of Union Pacific may reduce the required years of actual Vesting Service to 3 if the Chief Executive Officer of Union Pacific determines that such change would not be disadvantageous to the Company in the case of any Participant. The Chief Executive Officer of Union Pacific shall make such determination by the date the Participant terminates Employment.

(b)If a Participant described in Section 4.1(a) returns to Employment and subsequently becomes vested in the Supplemental Plan (409A Non‑Grandfathered Component) benefit that was forfeited under Section 4.1(a), such benefit shall commence on the first day of the month following the later of the date the Participant becomes vested or the Participant’s attainment of age 55 (even if the Participant is still in the Employment of the Company on such date by reason of his or her reemployment).

4.2Termination After Vesting. Except as provided in Section 2.7 or Articles Five and Eleven, a Participant who has a Separation from Service before Normal or Early Retirement Date and before Early Supplemental Pension Retirement Date but after (i) completing 5 (or 3, if applicable) years of actual Vesting Service under the Pension Plan (treating as actual service for this purpose, service described in Section 1.3(s)(ii) or credited under Section 2.7) shall be entitled to receive, commencing on the first day of the month following the later of the Participant’s Separation from Service or the Participant’s attainment of age 55, the Normal Supplemental Pension computed under Section 2.1 as of the date the Participant had a Separation from Service.

In determining any Supplemental Pension to be paid to the Participant commencing prior to Normal Retirement Date, (I) the amounts described in Sections 2.1(a) and 2.1(c) shall be adjusted for early payment as of the early benefit start date in accordance with Section 6.04 of the Pension Plan (taking into account any additional years of age described in Section 1.3(e)(ii) for purposes of adjusting both the gross and offset portions of the benefit, and regardless of whether the Participant’s Supplemental Plan (409A Grandfathered Component) benefit starts on that date), and (II) the amount described in Section 2.1(b) shall be adjusted for payment as of the early benefit start date in accordance with Section 6.04 of the Pension Plan (whether or not the Participant’s Pension Plan benefit starts on that date).

4.3Form of Vested Benefit.

(a)Benefits Payable Under Supplemental Plan and Pension Plan. If a Participant is entitled to benefits under both the Supplemental Plan (409A Non‑Grandfathered Component) and the Pension Plan, the Supplemental Pension determined under Section 4.2 shall be paid:

(i)    to the Participant, if he or she is not married, on his or her benefit start date in the form of a single life annuity payable in equal monthly installments to the Participant for his or her lifetime; or

(ii)    to the Participant, if he or she is married, on his or her benefit start date in the form of a joint and survivor annuity with the Participant’s spouse (determined as of the benefit start date) as the beneficiary, payable in equal monthly installments for the Participant’s lifetime and with 50% of the amount of such monthly installment payable after the death of the Participant to such spouse, if then living, for the life of such spouse.

Notwithstanding the foregoing, the Participant may elect, in lieu of the normal form of benefit set forth in Section 4.3(a)(i) or (ii), as applicable, to be paid in any of the forms described in Section 3.2, and shall be subject to adjustment for form of payment and the same Beneficiary designation applicable to the Participant’s Pension Plan benefit.

(b)No Benefits Payable Under Pension Plan. In the event a Participant is entitled to a benefit from the Supplemental Plan (409A Non‑Grandfathered Component) but is not vested in a benefit under the Pension Plan, the Participant shall receive payment of his Supplemental Pension determined under Section 4.2 in the automatic form of payment described in Section 8.02 of the Pension Plan, as adjusted for form of payment and the same Beneficiary designation applicable to the Participant’s Pension Plan benefit, that would have applied to the Participant had he been eligible for and started payment under the Pension Plan on the same day.

ARTICLE FIVE

Certain Employee Transfers

5.1Transfers into Supplemental Plan from Resources Supplemental Plan. If any employee who is a participant in the Supplemental Pension Plan for Exempt Salaried Employees of Union Pacific Resources Company and Affiliates is transferred on or before October 15, 1996 to the Company and becomes a Participant after such transfer, such employee shall retain no rights in the other supplemental pension plan and shall receive all benefits to which entitled under this Supplemental Plan (409A Non‑Grandfathered Component), based upon Total Credited Service and Total Offset Service which shall include, as to such employee, any service which would have been used in determining the Participant’s benefits under such other supplemental pension plan.

5.2Transfers to Resources Supplemental Plan. If a Participant is transferred on or before October 15, 1996 to an Affiliated Company participating in the Supplemental Pension Plan for Exempt Salaried Employees of Union Pacific Resources Company and Affiliates and becomes a participant in the supplemental pension plan of the Affiliated Company after such transfer, such former Participant shall retain no rights in this Supplemental Plan if such other supplemental pension plan has provisions that substantially conform to the transfer provisions for the protection of transferees that are contained in Section 5.1.

5.3No Duplication of Benefits. There shall under no circumstances be any duplication of benefits under this Supplemental Plan or any supplemental pension plan of an Affiliated Company or former Affiliated Company by reason of the same period of employment.

ARTICLE SIX

Pre-Retirement Survivor’s Benefit

6.1Eligibility. The Surviving Spouse of a Participant who either (a) has a Separation from Service due to death, or (b) (i) has a Separation from Service other than due to death after becoming entitled to a Supplemental Pension under Article Two or Article Four, and (ii) dies prior to the commencement of payment of the Supplemental Pension shall receive the benefit determined pursuant to Section 6.2.

6.2Surviving Spouse’s Benefit.

(a)Subsidized Death Benefits.

(i)    Except as provided in subsection (ii), the benefit payable to the Surviving Spouse of a Participant described in Section 6.1 who dies:

(A)    before his or her Separation from Service and before Early or Normal Retirement Date under the terms of the Pension Plan;

(B)    before his or her Separation from Service and after Early or Normal Retirement Date under the terms of the Pension Plan; or

(C)    after his or her Separation from Service, providing such Separation from Service occurred after Early or Normal Retirement Date under the terms of the Pension Plan,

shall be a monthly annuity payable for the Surviving Spouse’s life. Monthly payments to the Surviving Spouse shall equal one-half of the monthly Supplemental Pension such Participant would have received (assuming, for a Participant described in Section 6.1(a), the Participant had vested) in the form of a single life annuity, if the Participant had survived (but accrued no additional benefits after death) and started his Supplemental Pension on the date Supplemental Plan (409A Non‑Grandfathered Component) benefits begin to the Surviving Spouse under Section 6.3. Notwithstanding anything in the Supplemental Plan (409A Non‑Grandfathered Component) to the contrary, the Surviving Spouse’s benefit with respect to a Participant described in (A), above, shall be determined by applying, for purposes of any adjustment for payment prior to Normal Retirement Date, the early retirement reduction factors of Section 6.03 of the Pension Plan.

(ii)    The benefit payable to the Surviving Spouse of a Participant described in Section 6.1, who dies other than under circumstances described in Section 6.2(a)(i) or 6.2(a)(iii) but after becoming eligible for an Early Supplemental Pension under Section 2.2 based on an Early Supplemental Pension Retirement Date, shall be an annuity payable for the Surviving Spouse’s life calculated as follows. Monthly payments to the Surviving Spouse shall equal one-half of the monthly Supplemental Pension in the form of a single life annuity calculated for the Participant as described in Section 2.2(b) as if the Participant had survived (but accrued no additional benefits after death) and started his Supplemental Pension on the date Supplemental Plan (409A Non‑Grandfathered Component) benefits begin to the Surviving Spouse under Section 6.3.

(iii)    In addition to any other benefit due to the Surviving Spouse under this Supplemental Plan (409A Non‑Grandfathered Component), if a Participant dies while a Disabled Participant but before Early or Normal Retirement Date under the terms of the Pension Plan (as determined for purposes of the Additional Disability Pay Benefit), the Surviving Spouse

shall be entitled to an additional monthly annuity payable for the Surviving Spouse’s life. Monthly payments to the Surviving Spouse shall equal one‑half of the monthly Additional Disability Pay Benefit such Disabled Participant would have received (assuming the Disabled Participant had vested) in the form of a single life annuity, if the Disabled Participant had survived (but accrued no additional benefits after death) and started his Additional Disability Pay Benefit on the date the Supplemental Plan (409A Non‑Grandfathered Component) benefits described in this Section 6.2(a)(iii) begin to the Surviving Spouse under Section 6.3. Notwithstanding anything in the Supplemental Plan (409A Non‑Grandfathered Component) to the contrary, the Surviving Spouse’s benefit described in this Section 6.2(a)(iii) shall be determined by applying, for purposes of any adjustment for payment prior to Normal Retirement Date, the early retirement reduction factors of Section 6.03 of the Pension Plan.

(b)Non-Subsidized Death Benefits. The benefit payable to the Surviving Spouse of a Participant described in Section 6.1 who dies under circumstances other than those described in Section 6.2(a) shall be an annuity payable for the Surviving Spouse’s life with monthly payments equal to 50% of the monthly Supplemental Pension the Participant would have received in the form of a Qualified Joint and Survivor Annuity determined as if the Participant had survived (and accrued no additional benefits after his death) and started his Supplemental Pension on the date Supplemental Plan (409A Non‑Grandfathered Component) benefits begin to the Surviving Spouse under Section 6.3.

6.3Timing of Surviving Spouse’s Benefit. The benefit to which a Surviving Spouse of a Participant shall be entitled pursuant to Section 6.2(a) or (b) shall be paid monthly to such Surviving Spouse, commencing as of the first day of the month following the later of the Participant’s death or the date the Participant would have attained age 55. Payments to the Surviving Spouse shall end with the payment made for the month in which the Surviving Spouse dies.

ARTICLE SEVEN

Funding

The Company’s obligations hereunder shall constitute a general, unsecured obligation of the Company payable solely out of its general assets, and no Participant or former Participant shall have any right to any specific assets of the Company. To the extent that any Participant or former Participant acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. The Board of Directors of Union Pacific may, but shall not be required to, authorize Union Pacific to establish a trust to hold assets to be used to discharge the Company’s obligations hereunder, provided that such trust shall not confer upon Participants or former Participants any rights other than the rights of unsecured general creditors of the Company.

ARTICLE EIGHT

Administration

8.1Responsibilities and Powers of Administrator. Except for the responsibilities and powers elsewhere herein given specifically to the Board of Directors of Union Pacific, the Administrator shall have all responsibilities for the operation and administration of the Supplemental Plan and shall have all powers and discretionary authority necessary to carry out those responsibilities hereunder. Without limiting the generality of the foregoing, the Administrator shall have full power and discretionary authority to:

(a)keep and maintain such accounts and records with respect to Participants and former Participants as are deemed necessary or proper;

(b)determine all questions of the eligibility for participation and benefits and of the status and rights of Participants, former Participants, and any other person hereunder, make all required factual determinations, interpret and construe the Supplemental Plan in connection therewith and correct defects, resolve ambiguities therein and supply omissions thereto;

(c)adopt from time to time mortality and other tables and interest rates upon which all actuarial calculations shall be based, including the determination of the appropriate factors for the adjustment of pension payments; and

(d)adopt from time to time rules and regulations governing this Supplemental Plan.

The Administrator shall carry out all responsibilities and exercise all powers in accordance with the terms of the Supplemental Plan. The determination of the Administrator as to any questions involving the responsibilities hereunder shall be final, conclusive and binding on all persons.

8.2Certification and Payment of Benefits. The Administrator shall compute the amount and manner of payment of benefits to which the Participants, former or retired Participants, Surviving Spouses and beneficiaries become entitled. All payments of benefits shall be made directly by the Company upon the instructions of the Administrator.

8.3Reports to Board of Directors. As the Administrator deems necessary or proper or as the Board of Directors of Union Pacific may require, but in any event at least once during each calendar year, the Administrator shall report to such Board on the operation and administration of the Supplemental Plan and on any other matter concerning the Supplemental Plan deemed advisable or required by such Board.

8.4Designation and Delegation. The Administrator may designate other persons to carry out such of the responsibilities hereunder for the operating and administration of the Supplemental Plan as the Administrator deems advisable and delegate to the persons so designated such of the powers as the Administrator deems necessary to carry out such responsibilities. Such designation and delegation shall be subject to such terms and conditions as the Administrator deems necessary or proper. Any action or determination made or taken in carrying out responsibilities hereunder by the persons so designated by the Administrator shall have the same force and effect for all purposes as if such action or determinations had been made or taken by the Administrator.

8.5Outside Services. The Administrator may engage counsel and such clerical, medical, financial, actuarial, accounting and other specialized services as is deemed necessary or desirable for the operation and administration of the Supplemental Plan. The Administrator and persons so designated shall be entitled to rely, and shall be fully protected in any action or determination or omission taken or made or omitted in good faith in so relying, upon any opinions, reports or other advice which is furnished by counsel or other specialist engaged for that purpose.

8.6Expenses. All expenses, including any fees for outside services under Section 8.5, incurred by the Administrator and by persons designated by the Administrator under Section 8.4 in the operation and administration of the Supplemental Plan shall be paid by the Company. Neither the Administrator nor any other person who is an employee of the Company or an Affiliated Company shall receive any compensation solely for services in carrying out any responsibility hereunder.

8.7Bonding. No bond or other security shall be required of the Administrator or of any person designated under Section 8.4.

8.8Liability. The Administrator and persons designated by him under Section 8.4 shall use ordinary care and diligence in the performance of their duties. The Company shall indemnify and defend the Administrator and each other person so designated under Section 8.4 against any and all claims, loss, damages, expense (including reasonable counsel fees), and liability arising from any action or failure to act or other conduct in their official capacity, except when the same is due to the gross negligence or willful misconduct of the Administrator or other persons.

8.9Finality of Actions. Any action required of Union Pacific, the Company, the Board of Directors of Union Pacific, or the Chief Executive Officer of Union Pacific (the “CEO”) under this Supplemental Plan, or made by the Administrator acting on their behalf, shall be made in the Company’s, the Board’s or the CEO’s sole discretion, not in a fiduciary capacity and need not be uniformly applied to similarly situated persons. Any such action shall be final, conclusive and binding on all persons interested in the Supplemental Plan.

ARTICLE NINE

Amendment or Termination

9.1Amendment or Termination. The Board of Directors of Union Pacific, acting by written resolution, reserves the right to modify, alter, amend or terminate the Supplemental Plan from time to time and to modify, withdraw or terminate the Supplemental Plan, to any extent that it may deem advisable; provided, that no such modification, alteration, amendment or termination shall impair any rights which have accrued to Participants hereunder to the date of such modification, alteration, amendment or termination. Notwithstanding the foregoing, (i) prior to March 1, 2013 the Senior Vice President - Human Resources of Union Pacific; and (ii) on and after March 1, 2013 the Vice President-Human Resources of Union Pacific Railroad Company or such other officer or employee of Union Pacific Railroad Company or Union Pacific with similar authority, may make all technical, administrative, regulatory and compliance amendments to the Supplemental Plan, and any other amendment that will not significantly increase the cost of the Supplemental Plan to the Company, as he or she shall deem necessary or appropriate.

ARTICLE TEN

General Provisions

10.1Certain Rights Reserved. Nothing herein contained shall confer upon any Employee or other person the right (a) to continue in Employment or service of the Company or affect any right that the Company may have to terminate the Employment or service of (or to demote or to exclude from future participation in the Supplemental Plan) any such Employee or other person at any time for any reason, (b) to participate in the Supplemental Plan, or (c) to receive an annual base salary of any particular amount.

10.2Alienability of Benefits.

(a)Payments under the Supplemental Plan may not be assigned, transferred, pledged or hypothecated, and to the extent permitted by law, no such payments shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. Compliance with the provisions and conditions of any domestic relations order assigning a portion of a Participant’s benefit to an alternate payee (as defined in Section 414(p)(8) of the Code) (“Alternate Payee”) relating to an individual’s Supplemental Plan benefits, which the Administrator (i) has determined is a lawful order of a domestic relations court and (ii) has approved as consistent with the terms of the Supplemental Plan (a “DRO” or “Approved DRO”), shall not be considered a violation of this provision. An Approved DRO must identify the Alternate Payee and this Supplemental Pension Plan (409A Non-Grandfathered Component) as the plan to which the DRO applies, describe the amount payable to the Alternate Payee (or the formula by which such amount may be determined), and must not provide for any type or form of benefit not provided under the Supplemental Plan (409A Non-Grandfathered Component), require the Supplemental Plan (409A Non-Grandfathered Component) to provide increased benefits (determined on the basis of actuarial value) or require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee in accordance with another previously Approved DRO.

(b)The benefit assigned to an Alternate Payee in accordance with an Approved DRO shall be paid in the form of (i) an actuarially-equivalent (using factors set forth in the Pension Plan) single life annuity payable in equal monthly installments to the Alternate Payee for his or her lifetime, or (ii) subject to Section 10.2(d), a designated dollar amount or percentage of each periodic payment to the Participant from the Supplemental Plan (409A Non-Grandfathered Component) as, when and if payable. No other forms of payment to an Alternate Payee are available.

(c)Payment of the Alternate Payee’s benefit shall commence as follows:

(i)    if the Alternate Payee’s benefit under the Supplemental Plan (409A Non-Grandfathered Component) is payable in the form of a single life annuity for the lifetime of the Alternate Payee, as of the first day of any month specified in the DRO or elected by the Alternate Payee in accordance with terms of the DRO; provided, however, that payment of such benefit shall not commence prior to the later of: (A) the first day of the month next following the date the Participant attains Earliest Retirement Age (as defined in Section 414(p)(4)(B) of the Code); or (B) the first day of the month next following the month in which the Administrator makes the determination, as described in Section 10.2(a) above, that the domestic relations order is an Approved DRO and is able to determine the amount payable to the Alternate Payee.

Furthermore payment of such benefit shall commence not later than the later of: (X) the Participant’s Normal Retirement Date; or (Y) the first day of the month next following the month in which the Administrator makes the determination, as described in Section 10.2(a) above, that the domestic relations order is an Approved DRO and is able to determine the amount payable to the Alternate Payee.

(ii)    if the DRO assigns a benefit to the Alternate Payee of a designated dollar amount or percentage of each periodic payment to the Participant from the Supplemental Plan (409A Non-Grandfathered Component) as, when and if payable, such benefit shall commence on the later of: (A) the date on which payments to the Participant from the Supplemental Plan (409A Non-Grandfathered Component) commence; or (B) the first day of the month coinciding with or next following the date specified in the DRO; provided, however, in no case shall payment of such benefit commence prior to the first day of the month next following the month in which the Administrator makes the determination, as described in Section 10.2(a) above, that the domestic relations order is an Approved DRO and is able to determine the amount payable to the Alternate Payee. Subject to Section 10.2(d), payments under the form described in this Section 10.2(c)(ii) shall cease as of the payment due for the month in which the death of the Participant or Alternate Payee occurs, whichever occurs first, or as of such earlier date specified in the DRO.

(d)No Alternate Payee shall have the right with respect to any benefit payable by reason of a DRO to designate a beneficiary with respect to amounts becoming payable under the Supplemental Plan (409A Non-Grandfathered Component), except in the case of a DRO assigning a benefit to the Alternate Payee of a designated dollar amount or percentage of each periodic payment to the Participant from the Supplemental Plan (409A Non-Grandfathered Component), but only to the extent that such beneficiary could be an Alternate Payee with respect to the Participant’s benefit.

10.3Payment Due an Incompetent. If it shall be found that any person to whom a payment is due hereunder is unable to care for that person’s affairs because of physical or mental disability, as determined by a licensed physician, the Administrator shall have the authority to cause the payments becoming due such person to be made to the legally appointed guardian of any such person or to the spouse, brother, sister, or other person as it shall determine. Payments made pursuant to such power shall operate as a complete discharge of the Company’s obligations.

10.4Governing Law. The Supplemental Plan shall be construed and enforced in accordance with the laws of the State of Nebraska (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by any federal law.

10.5Successors. This Supplemental Plan shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidated or otherwise) to all or substantially all of the business and/or assets of the Company in the same manner and to the same extent that the Company would be bound to perform if no such succession had taken place.

106.Titles and Headings Not To Control. The titles and Articles of the Supplemental Plan and the headings of Sections and subsections of the Supplemental Plan are placed herein for convenience of reference only and, as such, shall have no force and effect in the interpretation of the Supplemental Plan.

10.7Severability. If any provisions of the Supplemental Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any provision of the Plan or part thereof, each of which shall remain in full force and effect.

10.8Determination and Withholding of Taxes. The Administrator shall have full authority to satisfy the responsibility of Union Pacific or any Affiliated Company to withhold taxes with respect to a Participant or former Participant, including FICA taxes, by withholding such taxes from any distributions under the Plan to the Participant or former Participant or his beneficiary or estate. The Administrator shall also have full authority, with or without the consent of the Participant of former Participant, to withhold from the individual’s compensation from any and all sources, any FICA or other taxes applicable to benefits accrued under the Supplemental Plan.

10.9Interpretation. This Supplemental Plan (409A Non-Grandfathered Component) is intended to satisfy the requirements of Section 409A of the Code, shall be interpreted in a manner consistent with such intent, and has been operated in reasonable good faith compliance with the requirements of Section 409A during the period of January 1, 2005 through December 31, 2008.

ARTICLE ELEVEN

Transfers to Non-Covered Employment

11.1Notwithstanding any other provision of this Supplemental Plan (409A Non‑Grandfathered Component) to the contrary, if a Participant is transferred to the employment of an Affiliated Company that has not adopted the Supplemental Plan (“non-covered employment”), upon the approval of the Chief Executive Officer of Union Pacific, any benefits to which such Participant (or his Surviving Spouse or other beneficiary) would be entitled under the Pension Plan, the Supplemental Plan (409A Non‑Grandfathered Component), or both, by treating such Participant’s non-covered employment as if it were service covered by such Plans and by aggregating such service with the Participant’s other service covered by the Plans shall be provided to the Participant under this Section 11.1 to the extent that such benefits exceed the aggregate of (a) the Participant’s benefits under the Pension Plan, (b) the Participant’s benefits under the Supplemental Plan (409A Non‑Grandfathered Component) determined without regard to this Section 11.1, and (c) the Participant’s benefits under any pension plan of the Affiliated Company that are based on the Participant’s non-covered employment and/or employment otherwise covered by the Pension and Supplemental Plans.

ARTICLE TWELVE

Claims Procedure

12.1Application for Benefits. Each Participant, former Participant, Surviving Spouse or other beneficiary, or alternate payee under a domestic relations order believing himself or herself eligible for a benefit under this Supplemental Plan shall apply for such benefit by completing and filing with the Administrator an application for benefits on a form supplied by the Administrator.

12.2Claims. The following provisions are effective on and after January 1, 2002:

(a)Claim for Benefits. A claim for Supplemental Plan benefits may be filed by:

(i)    any person (or his duly authorized representative) who has applied for and/or received benefits from the Supplemental Plan pursuant to Section 12.1 and who believes that the amount and/or form of benefits provided (including no benefits) or any change in or termination or reduction of benefits previously provided results in a denial of benefits to which he is entitled for any reason (whether under the terms of the Supplemental Plan or by reason of any provision of law); or

(ii)    any Employee or other individual (or his duly authorized representative) who believes himself to be entitled to benefits from the Supplemental Plan.

A claim for benefits must be filed with the Administrator, in writing and in accordance with such other requirements as may be prescribed by the Administrator. Any claim shall be processed as follows:

(A)   When a claim for benefits has been filed by the claimant (or his duly authorized representative), such claim for benefits shall be evaluated and the claimant shall be notified by the Administrator of the approval or denial within a reasonable period of time, but not later than 90 days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period and shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the claim was received).

(B)   A claimant shall be given written notice in which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the claimant shall be given written notice which shall contain (I) the specific reasons for the denial, (II) references to the specific Supplemental Plan provisions upon which the denial is based, (III) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, (IV) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim, (V) the claimant’s rights to seek review of the denial and time limits and other aspects of the Supplemental Plan’s claim review procedures, and (VI) a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination upon review.

(b)Review of Claim Denial. If a claim for benefits is denied, in whole or in part, the claimant (or his duly authorized representative) shall have the right to request that the Administrator review the denial, provided that the claimant files in accordance with such requirements as may be prescribed by the Administrator a written request for review with the Administrator within 60 days after the date on which the claimant received written notification of the denial. A claimant (or his duly authorized representative) may review relevant documents, records and other information relevant to the claim (or receive copies free of charge) and may submit to the Administrator with the written request for review documents, records, written comments and other information relevant to the claim for benefits, which shall be considered upon review whether or not such information and other items were available when the claim was originally determined. Requests for review not timely filed shall be barred. A timely request for claim review shall be processed as follows:

(i)    Within a reasonable period of time, but not later than 60 days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review. If an extension is needed, the claimant shall be given a written notification within such initial 60-day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within 120 days after the date on which the request for review was filed). However, if the period for deciding the claim has been extended under this paragraph (i) due to a claimant’s failure to provide information necessary to decide a claim, the period for making a decision on review shall be tolled from the date the claimant is sent written notice of the extension until the date on which the claimant responds to the request for information (or such earlier date as may be prescribed by the Administrator in accordance with applicable law and regulations).

(ii)    The decision on review shall be forwarded to the claimant in writing and shall include (A) specific reasons for the decision, (B) references to the specific Plan provisions upon which the decision is based, (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim, and (D) a statement of the claimant’s right to bring an action under ERISA section 502(a). A decision on review shall be final and binding on all persons for all purposes.

(c)Exhaustion of Claims Review Process. A claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under this Section 12.3.